Exhibit 99.1

Intermolecular Announces Fourth Quarter 2016 and Full Year 2016 Financial Results

SAN JOSE, Calif., February 9, 2017 -- Intermolecular, Inc. (NASDAQ: IMI) today reported results for its fourth quarter and full year ended December 31, 2016.

Results Highlights:

•	Fourth quarter total revenue of $10.5 million; 2016 fiscal year revenue of $47.3 million, with 2016 program revenue growing 17% year-over-year
•	Third quarter cost reductions contributed to lowering GAAP net loss from $(6.8) million in the third quarter to $(3.0) million in the fourth quarter of 2016.
•	Significant progress in completing longer term, “anchor customer” agreements

Fourth Quarter Fiscal 2016 Results

Revenue for the fourth quarter of 2016 was $10.5 million, relatively flat to third quarter 2016 revenue of $10.6M, but down by 19%, compared to $13 million in the same period a year ago. Program revenue was $8.8 million, equal to the $8.8 million recorded in the third quarter, but down 19% compared to $10.9 million in program revenue in the fourth quarter of 2015. Licensing and royalty revenue was $1.6 million, compared to $2.1 million in the fourth quarter of the prior year.

GAAP net loss for the fourth quarter was $(3.0) million, or $(0.06) per share, compared to a net loss of $(6.8) million in the third quarter of 2016, or $(0.14) per share. The GAAP net loss for the fourth quarter of 2015 was $(2.5) million, or $(0.05) per share.

Non-GAAP net loss for the fourth quarter was $(2.3) million, or $(0.05) per share compared to a non-GAAP net loss of $(5.9) million, or $(0.12) per share, in the prior quarter and $(1.7) million, or $(0.04) per share in the fourth quarter of 2015.

Full Year Fiscal 2016 Results

For the year ended December 31, 2016, revenue was $47.3 million compared to revenue of $45.3 million in 2015. Net loss for 2016 was $(15.4) million, or $(0.31) per share, compared with a net loss of $(21.0) million, or $(0.44) per share, for 2015.

Non-GAAP net loss for the year ended December 31, 2016 was $(11.8) million, or $(0.24) per share. This compared with non-GAAP net loss of $(15.3) million, or $(0.32) per share, for 2015.

“Our new sales and marketing team has done a very good job at expanding IMI’s prospective customers and identifying opportunities to expand business along the semiconductor supply chain and areas beyond semiconductors”, said Chris Kramer, President and CEO of Intermolecular. “We are now defining and scoping programs with companies that never did business with IMI in the past as well as engaging with former customers who see great benefits in our new service model. These key industry players appreciate the value of our technology and experienced team and are interested in exploring services to advance their R&D initiatives.”

Intermolecular reports revenue, cost of revenue, gross margin, operating income (loss), net income (loss) and earnings (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and additionally on a non-GAAP basis. A reconciliation of the non-GAAP financial measures with the most directly comparable GAAP measures, as well as a description of the items excluded from the non-GAAP measures, is included in the financial statements portion of this press release. Please refer to “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Conference Call Today

Intermolecular will host a conference call and simultaneous audio-only webcast at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time today with Chris Kramer, CEO and president, Bruce McWilliams, executive chairman and Rick Neely, senior vice president and chief financial officer, for Intermolecular.

The call can be accessed by dialing (877) 251-1860; international callers should dial (224) 357-2386. Please dial-in ten minutes prior to the scheduled conference call time. The conference ID is 98783707. A live and archived webcast (audio only) of the call will be available on Intermolecular’s Website at http://ir.intermolecular.com for up to 30 days after the call.

About Intermolecular, Inc.

Intermolecular® is the trusted partner for advanced materials innovation. Advanced materials are at the core of innovation in the 21st century for a wide range of industries including semiconductors, consumer electronics, automotive and aerospace. With its substantial materials expertise; accelerated learning and experimentation platform; and information and analytics infrastructure, Intermolecular has a ten-year track record helping leading companies accelerate and de-risk materials innovation.

“Intermolecular” and the Intermolecular logo are registered trademarks; all rights reserved. Learn more at www.intermolecular.com.

Forward-Looking Statements

Statements made in this press release and the earnings call referencing the press release that are not statements of historical fact are forward-looking statements. Forward-looking statements are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to, but are not limited to, our ability to productize our workflows with existing and future customers; expectations regarding our future revenue, cash flow and GAAP and non-GAAP net income or loss; financial condition; the ability of our new business model to generate profits and long-term shareholder returns; the extent to which technology developed in collaboration with our customers will continue to remain on the critical path and have significant value for such customers and us as well as the industry as a whole;  and anticipated growth in our current markets through expansion of existing customer programs and the entry into other engagements with new customers. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including but not limited to: our ability to execute on our strategy, prove our business model and remain technologically competitive in rapidly evolving industry conditions; commercial acceptance of our HPC platform and methodology as effective R&D tools; our ability to achieve and sustain profitability; the ability of our customers to achieve their announced product roadmaps in a timely manner; the extent to which we are able to successfully extend and expand relationships with existing customers; our ability to manage the growth of our business; the rapid technology changes and volatility of the customers and industries we serve; our potential need for future capital to finance our operations; and other risks described in our most recent annual report on Form 10-K as updated by our quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission available at www.sec.gov, particularly in the sections titled "Risk Factors." All forward-looking statements are based on management’s current estimates, projections and assumptions, and we assume no obligation to update them.

Non-GAAP Financial Measures

To supplement the financial data presented on a GAAP basis, we also disclose certain non-GAAP financial measures, which exclude the effect of stock-based compensation expense. These non-GAAP financial measures are not prepared in accordance with GAAP, do not serve as an alternative to GAAP and may be calculated differently than non-GAAP financial information disclosed by other companies. These results should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. We believe that our non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to our financial condition and results of operations because the non-GAAP measures exclude charges that management considers to be outside of Intermolecular's core operating results. We believe that the non-GAAP measures of revenue, cost of net revenue, gross profit, gross margin, operating (loss) income, net (loss) income, earnings per share and net (loss) income per share, viewed in combination with our financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of our ongoing operating performance. In addition, management uses these non-GAAP measures to review and assess financial performance, to determine executive officer incentive compensation and to plan and forecast performance in future periods.

Intermolecular, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts, Unaudited)

	Three Months Ended			Twelve Months Ended December 31,
	December 31, 2016	September 30, 2016	December 31, 2015	2016	2015
Revenue:
Program revenue	$8,833	$8,844	$10,897	$39,690	$33,930
Licensing and royalty revenue	1,644	1,730	2,058	7,608	11,392
Total revenue	10,477	10,574	12,955	47,298	45,322
Cost of revenue	3,446	3,456	4,149	15,830	19,304
Gross profit	7,031	7,118	8,806	31,468	26,018
Operating expenses:
Research and development	5,847	8,451	7,494	28,126	28,576
Sales and marketing	1,518	1,792	1,346	7,383	5,881
General and administrative	2,777	2,667	2,520	10,713	12,287
Restructuring charges	(6)	1,120	—	1,114	—
Total operating expenses	10,136	14,030	11,360	47,336	46,744
Operating loss	(3,105)	(6,912)	(2,554)	(15,868)	(20,726)
Interest income (expense), net	50	51	40	173	(267)
Other income (expense), net	63	89	(1)	265	(12)
Loss before provision for income taxes	(2,992)	(6,772)	(2,515)	(15,430)	(21,005)
Income tax provision	-	3	1	7	8
Net loss	$(2,992)	$(6,775)	$(2,516)	$(15,437)	$(21,013)
Basic and diluted net loss per share	$(0.06)	$(0.14)	$(0.05)	$(0.31)	$(0.44)
Shares used in basic and diluted net loss per share	49,486	49,466	48,681	49,396	48,158

Intermolecular, Inc.

Condensed Consolidated Balance Sheets

(In thousands, Unaudited)

	As of December 31, 2016	As of December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$5,759	$11,676
Short-term marketable securities	20,035	23,656
Total cash, cash equivalents and short-term marketable securities	25,794	35,332
Accounts receivable, net	5,063	6,114
Prepaid expenses and other current assets	1,397	1,608
Total current assets	32,254	43,054
Long-term marketable securities	1,995	—
Materials inventory	3,357	4,413
Property and equipment, net	10,964	15,735
Intangible assets, net	4,001	5,969
Other assets	597	506
Total assets	$53,168	$69,677

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$309	$848
Accrued compensation and employee benefits	1,663	4,416
Deferred revenue	1,533	2,595
Accrued liabilities	1,451	2,385
Total current liabilities	4,956	10,244
Other long-term liabilities	3,216	3,334
Total liabilities	8,172	13,578
Stockholders’ equity:
Common stock	50	49
Additional paid-in capital	213,313	208,972
Accumulated other comprehensive loss	(33)	(24)
Accumulated deficit	(168,334)	(152,898)
Total stockholders’ equity	44,996	56,099
Total liabilities and stockholders’ equity	$53,168	$69,677

Intermolecular, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands, Unaudited)

	Twelve Months Ended December 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(15,437)	$(21,013)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and accretion	9,537	10,728
Stock-based compensation	3,627	5,673
(Gain) loss on disposal of property and equipment	(12)	18
Realized loss from investments	—	8
Changes in operating assets and liabilities:
Prepaid expenses and other assets	122	(42)
Materials inventory	333	(319)
Accounts receivable	1,051	(793)
Accounts payable	(493)	(24)
Accrued and other liabilities	(3,069)	2,985
Deferred revenue	(1,063)	(2,048)
Net cash used in operating activities	(5,404)	(4,827)
Cash flows from investing activities:
Purchase of investments	(23,486)	(32,577)
Redemption of investments	24,676	51,410
Purchase of property and equipment	(2,381)	(1,452)
Proceeds from sale of equipment	22	—
Capitalized intangible assets	(45)	(803)
Net cash (used in) provided by investing activities	(1,214)	16,578
Cash flows from financing activities:
Payment of debt	—	(23,000)
Payment of capital leases	(13)	—
Proceeds from exercise of common stock options	714	1,160
Net cash (used in) provided by financing activities	701	(21,840)
Net decrease in cash and cash equivalents	(5,917)	(10,089)
Cash and cash equivalents at beginning of period	11,676	21,765
Cash and cash equivalents at end of period	$5,759	$11,676

Intermolecular, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts and percentages, Unaudited)

	Three Months Ended			Twelve Months Ended December 31,
	December 31, 2016	September 30, 2016	December 31, 2015	2016	2015
GAAP cost of net revenue	$3,446	$3,456	$4,149	$15,830	$19,304
Stock-based compensation expense (a)	(102)	(101)	(152)	(510)	(1,114)
Non-GAAP cost of net revenue	$3,344	$3,355	$3,997	$15,320	$18,190
GAAP gross profit	$7,031	$7,118	$8,806	$31,468	$26,018
Stock-based compensation expense (a)	102	101	152	510	1,114
Non-GAAP gross profit	$7,133	$7,219	$8,958	$31,978	$27,132
As a percentage of net revenue:
GAAP gross margin	67.1%	67.3%	68.0%	66.5%	57.4%
Non-GAAP gross margin	68.1%	68.3%	69.1%	67.6%	59.9%
GAAP operating loss	$(3,105)	$(6,912)	$(2,554)	$(15,868)	$(20,726)
Stock-based compensation expense (a):
- Cost of net revenue	102	101	152	510	1,114
- Research and development	189	223	276	949	1,668
- Sales and marketing	(40)	178	(26)	527	651
- General and administrative	440	384	367	1,641	2,240
Non-GAAP operating loss	$(2,414)	$(6,026)	$(1,785)	$(12,241)	$(15,053)

GAAP net loss	$(2,992)	$(6,775)	$(2,516)	$(15,437)	$(21,013)
Stock-based compensation expense (a)	691	886	769	3,627	5,673
Non-GAAP net loss	$(2,301)	$(5,889)	$(1,747)	$(11,810)	$(15,340)

Shares used in computing GAAP basic and diluted earnings per share	49,486	49,466	48,681	49,396	48,158
GAAP earnings per share:
Basic and diluted net loss per share	$(0.06)	$(0.14)	$(0.05)	$(0.31)	$(0.44)
Shares used in computing Non-GAAP basic and diluted earnings per share	49,486	49,466	48,681	49,396	48,158
Non-GAAP earnings per share:
Basic and diluted net loss per share	$(0.05)	$(0.12)	$(0.04)	$(0.24)	$(0.32)
(a)

Stock-based compensation reflects expense recorded relating to stock-based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company, as management believes this provides it a meaningful understanding of its core operating performance.

CONTACT:

Rick Neely

Intermolecular, Inc.

Sr. Vice President and Chief Financial Officer

rick.neely@intermolecular.com

+1.408.582.5430